EXHIBIT 99.1



                        Report of Independent Auditors


The Board of Directors and Stockholders
Media General, Inc.

We have audited the accompanying consolidated balance sheets of Media General, Inc., as of December 31, 2000, and December 26, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three fiscal years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Media General, Inc., at December 31, 2000, and December 26, 1999, and the consolidated results of its operations and its cash flows for each of the three fiscal years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.




January 26, 2001
except for Note 10, as to which the date is               /s/ Ernst & Young LLP
August 17, 2001
Richmond, Virginia

Media General, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

                                                                     Fiscal Years Ended
                                                      ---------------------------------------------
                                                        December 31,    December 26,   December 27,
                                                            2000           1999           1998
                                                         (53 weeks)
--------------------------------------------------------------------------------------------------
Revenues                                              $     830,601    $    692,902    $    688,677
Operating costs:
  Production                                                343,949         288,677         299,807
  Selling, distribution and administrative                  261,272         209,209         205,523
  Depreciation and amortization                             101,547          72,440          69,055
---------------------------------------------------------------------------------------------------
      Total operating costs                                 706,768         570,326         574,385
---------------------------------------------------------------------------------------------------

Operating income                                            123,833         122,576         114,292
---------------------------------------------------------------------------------------------------

Other income (expense):
  Interest expense                                          (42,558)        (45,014)        (61,027)
  Investment income - unconsolidated affiliates               5,131           9,067          22,193
  Gain on sale of Denver Newspapers, Inc. stock                 ---          30,983             ---
  Other, net                                                 16,520          12,637            (636)
---------------------------------------------------------------------------------------------------
      Total other income (expense)                          (20,907)          7,673         (39,470)
---------------------------------------------------------------------------------------------------

Income from continuing operations before income
  taxes and extraordinary item                              102,926         130,249          74,822
Income taxes                                                 39,369          51,431          26,967
---------------------------------------------------------------------------------------------------

Income from continuing operations before extra-
  ordinary item                                              63,557          78,818          47,855
Discontinued operations:
  Income (loss) from discontinued operations (net
    of income tax benefit of $2,471 in 2000; income
    taxes of $2,576 in 1999 and $13,334 in 1998)             (4,350)          5,107          23,019
  Gain (loss) on sale of operations (net of income
    tax benefit of $2,604 in 2000 and income taxes
    of $509,760 in 1999)                                     (5,488)        798,719             ---
Extraordinary item from early redemption of debt (net
  of income tax benefit of $800)                                ---          (1,328)            ---
---------------------------------------------------------------------------------------------------

Net income                                            $      53,719    $    881,316    $     70,874
===================================================================================================

Earnings per common share:
  Income from continuing operations before
    extraordinary item                                $        2.66    $       2.97    $       1.80
  Income (loss) from discontinued operations                  (0.41)          30.33            0.87
  Extraordinary item                                            ---           (0.05)            ---
                                                      ---------------------------------------------

Net income                                            $        2.25    $      33.25    $       2.67
                                                      =============================================

Earnings per common share - assuming dilution:
  Income from continuing operations before
    extraordinary item                                $        2.63    $       2.93    $       1.78
  Income (loss) from discontinued operations                  (0.41)          29.90            0.85
  Extraordinary item                                            ---           (0.05)            ---
                                                      ---------------------------------------------

Net income                                            $        2.22    $      32.78    $       2.63
                                                      =============================================

Notes to Consolidated Financial Statements begin on page 6.

Media General, Inc.
CONSOLIDATED BALANCE SHEETS
(In thousands, except shares and per share amounts)


ASSETS

                                                                   December 31,        December 26,
                                                                       2000                1999
---------------------------------------------------------------------------------------------------
Current assets:
  Cash, cash equivalents and short-term investments              $        10,404     $      646,046
  Accounts receivable (less allowance for doubtful
    accounts 2000 - $7,471; 1999 - $7,088)                               117,254            102,834
  Inventories                                                              7,168             14,282
  Other                                                                   38,054             33,572
                                                                 ---------------     --------------
    Total current assets                                                 172,880            796,734
---------------------------------------------------------------------------------------------------

Investments in unconsolidated affiliates                                  90,739             87,871
---------------------------------------------------------------------------------------------------

Other assets                                                              59,565             58,945
---------------------------------------------------------------------------------------------------

Property, plant and equipment, at cost:
  Land                                                                    30,465             28,432
  Buildings                                                              157,504            164,384
  Machinery and equipment                                                459,012            534,514
  Construction in progress                                                 6,795             10,749
  Accumulated depreciation                                              (273,826)          (356,603)
                                                                 ---------------     --------------
    Net property, plant and equipment                                    379,950            381,476
---------------------------------------------------------------------------------------------------

Excess of cost over fair value of net identifiable
  assets of acquired businesses (less accumulated amortization
    2000 - $80,817; 1999 - $58,553)                                      958,443            631,597
---------------------------------------------------------------------------------------------------

FCC licenses and other intangibles (less accumulated
  amortization 2000 - $81,555; 1999 - $51,657)                           899,705            383,751
---------------------------------------------------------------------------------------------------






Total assets                                                     $     2,561,282     $    2,340,374
===================================================================================================

Notes to Consolidated Financial Statements begin on page 6.

LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                   December 31,        December 26,
                                                                       2000                1999
---------------------------------------------------------------------------------------------------
Current liabilities:
  Accounts payable                                               $        27,203     $        32,032
  Accrued expenses and other liabilities                                  87,338              75,190
  Income taxes payable                                                       ---             508,966
  Current maturity of long-term debt                                         ---              13,000
                                                                 ---------------     ---------------
    Total current liabilities                                            114,541             629,188
----------------------------------------------------------------------------------------------------

Long-term debt                                                           822,077              46,838
----------------------------------------------------------------------------------------------------

Deferred income taxes                                                    351,491             217,437
----------------------------------------------------------------------------------------------------

Other liabilities and deferred credits                                   101,251             116,009
----------------------------------------------------------------------------------------------------

Commitments and contingencies (Note 9)
----------------------------------------------------------------------------------------------------

Stockholders' equity:
  Preferred stock ($5 cumulative convertible), par value $5 per share:
    Authorized 5,000,000 shares; none outstanding
  Common stock, par value $5 per share:
    Class A, authorized 75,000,000 shares; issued
      22,158,070 and 25,911,614 shares                                   110,790             129,558
    Class B, authorized 600,000 shares; issued
      556,574 shares                                                       2,783               2,783
  Additional paid-in capital                                                 ---               3,040
  Accumulated other comprehensive income -
    unrealized gains (losses) on equity securities                        (3,481)              7,392
  Unearned compensation                                                   (2,145)             (2,973)
  Retained earnings                                                    1,063,975           1,191,102
                                                                 ---------------     ---------------
    Total stockholders' equity                                         1,171,922           1,330,902
----------------------------------------------------------------------------------------------------


Total liabilities and stockholders' equity                       $     2,561,282     $     2,340,374
====================================================================================================

Notes to Consolidated Financial Statements begin on page 6.

Media General, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

                                                                    Fiscal Years Ended
                                                      ---------------------------------------------
                                                        December 31,    December 26,   December 27,
                                                            2000           1999           1998
                                                         (53 weeks)
---------------------------------------------------------------------------------------------------
Cash flows from operating activities:
  Net income                                          $      53,719    $    881,316    $      70,874
  Adjustments to reconcile net income:
    Extraordinary item                                          ---           1,328              ---
    Depreciation and amortization                           105,293          97,532          100,201
    Deferred income taxes                                     3,327          (5,484)          (5,945)
    Provision for doubtful accounts                           4,751           4,676            6,269
    Investment income - unconsolidated affiliates            (5,131)        (10,333)         (22,193)
    Distribution from unconsolidated affiliates               3,400          30,372            7,700
    Gain on sale of Denver Newspapers, Inc.
      common stock                                              ---         (30,983)             ---
    Net loss on disposition of Garden State Paper            13,774             ---              ---
    Net gain on disposition of Cable operations              (8,286)       (798,719)             ---
                                                      -------------    ------------    -------------
    Net cash provided by operations                         170,847         169,705          156,906
    Change in assets and liabilities:
      Accounts receivable and inventories                   (13,457)         (6,317)          (6,810)
      Other current assets                                     (829)         (2,694)          15,986
      Accounts payable, accrued expenses
        and other liabilities                                (9,513)        (33,778)          (5,631)
      Income taxes payable                                 (516,812)          1,868          (10,016)
      Other, net                                             (2,842)         (5,765)         (11,044)
                                                      -------------    ------------    -------------
Net cash (used) provided by operating activities           (372,606)        123,019          139,391
----------------------------------------------------------------------------------------------------
Cash flows from investing activities:
  Capital expenditures                                      (42,873)        (60,829)         (49,480)
  Purchase of businesses                                   (857,570)            ---         (132,680)
  Proceeds from disposition of Garden State Paper            76,623             ---              ---
  Proceeds from disposition of Cable operations              10,063       1,404,407              ---
  Proceeds from sale of other businesses                      3,825           8,058           28,123
  Denver Newspapers, Inc.:
    Proceeds from sale of common stock                          ---          39,000              ---
    Redemption of preferred stock                               ---          34,000              ---
  Proceeds (purchases) of short-term investments - net      390,748        (390,748)             ---
  Other investments                                         (12,283)         (6,780)             ---
  Other, net                                                    255           1,198            2,924
                                                      -------------    ------------    -------------
Net cash (used) provided by investing activities           (431,212)      1,028,306         (151,113)
----------------------------------------------------------------------------------------------------
Cash flows from financing activities:
  Increase in debt                                        1,095,000         268,000          463,000
  Repayment of debt                                        (333,333)     (1,136,509)        (436,383)
  Stock repurchase                                         (192,692)        (22,743)             ---
  Cash dividends paid                                       (15,299)        (16,062)         (14,974)
  Other, net                                                  5,248           3,650            4,212
                                                      -------------    ------------    -------------
Net cash provided (used) by financing activities            558,924        (903,664)          15,855
----------------------------------------------------------------------------------------------------
Net (decrease) increase in cash and cash equivalents       (244,894)        247,661            4,133
Cash, cash equivalents and short-term investments:
  Cash and cash equivalents at beginning of year            255,298           7,637            3,504
                                                      -------------    ------------    -------------
  Cash and cash equivalents at end of year                   10,404         255,298            7,637
  Short-term investments at end of year                         ---         390,748              ---
                                                      -------------    ------------    -------------
Cash, cash equivalents and short-term investments
  at end of year                                      $      10,404    $    646,046    $       7,637
====================================================================================================

Notes to Consolidated Financial Statements begin on page 6.

Media General, Inc.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(In thousands, except shares and per share amounts)

                                                                                                Accu-
                                                                                                mulated
                                                                                      Addi-     Other
                                                                                     tional     Compre-      Unearned
                                                                 Common Stock        Paid-in    hensive      Compen-      Retained
                                                              ------------------
                                                   Total      Class A    Class B     Capital    Income       sation       Earnings
-----------------------------------------------------------------------------------------------------------------------------------
Balance at December 28, 1997                  $   418,226  $  130,862   $   2,783   $ 16,733   $     --  $    (2,100)   $   269,948
  Net income                                       70,874          --          --         --         --           --         70,874
  Cash dividends ($0.56 per share)                (14,974)         --          --         --         --           --        (14,974)
  Purchase and retirement of 77,011
    Class A shares                                 (3,571)       (385)         --     (3,186)        --           --             --
  Exercise of options on 112,560
    Class A shares                                  3,049         563          --      2,486         --           --             --
  Income tax benefits relating to
    restricted shares and exercised options         2,406          --          --      2,406         --           --             --
  Issuance of 6,748 Class A shares
    under dividend reinvestment plan                  289          34          --        255         --           --             --
  Amortization of unearned compensation             1,050          --          --         --         --        1,050             --
                                              -----------  ----------   ---------   --------   --------  -----------    -----------
Balance at December 27, 1998                      477,349     131,074       2,783     18,694         --       (1,050)       325,848
-----------------------------------------------------------------------------------------------------------------------------------
  Net income                                      881,316          --          --         --         --           --        881,316
  Unrealized gain on equity securities
    (net of deferred taxes of $4,454)               7,392          --          --         --      7,392           --             --
                                              -----------
  Comprehensive income                            888,708
  Cash dividends ($0.60 per share)                (16,062)         --          --         --         --           --        (16,062)
  Purchase and retirement of 580,456
    Class A shares                                (26,448)     (2,902)         --    (23,546)        --           --             --
  Exercise of options on 197,726
    Class A shares                                  4,234         988          --      3,246         --           --             --
  Issuance of 72,200 Class A shares
    under restricted stock plan                      --           361          --      3,098         --       (3,459)            --
  Income tax benefits relating to
    restricted shares and exercised options         1,227          --          --      1,227         --           --             --
  Issuance of 7,423 Class A shares
    under dividend reinvestment plan                  358          37          --        321         --           --             --
  Amortization of unearned compensation             1,536          --          --         --         --        1,536             --
                                              -----------  ----------   ---------   --------   --------  -----------    -----------
Balance at December 26, 1999                    1,330,902     129,558       2,783      3,040      7,392       (2,973)     1,191,102
-----------------------------------------------------------------------------------------------------------------------------------
  Net income                                       53,719          --          --         --         --           --         53,719
  Unrealized loss on equity securities
    (net of deferred tax benefit of $6,346)       (10,873)         --          --         --    (10,873)          --             --
                                              -----------
  Comprehensive income                             42,846
  Cash dividends ($0.64 per share)                (15,299)         --          --         --         --           --        (15,299)
  Purchase and retirement of 3,890,136
    Class A shares                               (192,817)    (19,451)         --     (7,819)        --           --       (165,547)
  Exercise of options on 136,969
    Class A shares                                  4,023         685          --      3,338         --           --             --
  Income tax benefits relating to
    restricted shares and exercised options         1,478          --          --      1,478         --           --             --
  Issuance of 5,723 Class A shares
    under dividend reinvestment plan                  254          29          --        225         --           --             --
  Amortization and forfeitures of
    unearned compensation                             535         (31)         --       (262)        --          828             --
                                              -----------  ----------   ---------   --------   --------  -----------    -----------
Balance at December 31, 2000                  $ 1,171,922  $  110,790   $   2,783   $     --   $ (3,481) $    (2,145)   $ 1,063,975
===================================================================================================================================

Notes to Consolidated Financial Statements begin on page 6.

Media General, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Principles of Consolidation

     The accompanying financial statements include the accounts of Media General, Inc., and subsidiaries more than 50% owned (the Company). All significant intercompany balances and transactions have been eliminated. See
Note 9 for a summary of the Company's accounting policies.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Certain prior-year financial information has been reclassified to conform with the current year's presentation.

     The Company's fiscal year ends on the last Sunday in December. Results for 2000 are for the 53-week period ended December 31, 2000, while results for 1999 and 1998 are for the 52-week periods ended December 26, 1999, and December 27, 1998, respectively.

Note 2: Acquisitions, Dispositions and Discontinued Operations

        Over the past few years, the Company has completed several acquisitions. All of these transactions were accounted for as purchases and have been included in the Company's consolidated results of operations since their respective dates of acquisition. Purchase price has been allocated to the assets acquired based on appraisals of estimated fair values. Such estimated values are preliminary for those acquisitions completed in 2000 and may change as more facts become known. The excess of the purchase price over the fair market value of the tangible net assets acquired was allocated to FCC licenses, other identifiable intangibles, and excess cost over net assets acquired and is being amortized on a straight-line basis over periods ranging from 3 to 40 years.

     In March 2000 the Company acquired the common stock of Spartan Communications, Inc. (Spartan); the transaction included 12 network-affiliated television stations and one UPN affiliate which is operated under a local marketing agreement. The total consideration approximated $610 million (including approximately $9 million of transaction costs and net of $5 million cash received). Approximately $500 million of the purchase price was funded with borrowings under an existing $1.2 billion revolving credit facility; concurrent with this acquisition, the Company entered into several new interest rate swap agreements as part of an overall risk management strategy (see Note 4). Approximately $540 million of the purchase price was allocated to FCC licenses and other identifiable intangibles and $129 million to excess cost over the net assets acquired.

     The following summary presents the Company's unaudited pro forma consolidated results of operations for the year ended December 31, 2000, and December 26, 1999, as if the Spartan acquisition had been completed at the beginning of each period. Certain Spartan items have been reclassified to conform with Media General's presentation. The pro forma information is presented for comparative purposes only and does not purport to be indicative of what would have occurred had the acquisition actually been made at such date, nor is it necessarily indicative of future operating results:

                                                                 Pro Forma               Pro Forma
                                                                 Year Ended              Year Ended
(In thousands, except per share amounts)                     December 31, 2000       December 26, 1999
------------------------------------------------------------------------------------------------------
Revenues                                                          $  853,135             $   804,834
                                                                  ==========             ===========
Income from continuing operations before extraordinary item       $   57,966             $    50,005
Discontinued operations                                               (9,838)                803,826
Extraordinary item                                                       ---                  (1,328)
                                                                  ----------             -----------
Net income                                                        $   48,128             $   852,503
                                                                  ==========             ===========

Income per common share:
    Income from continuing operations before extraordinary
      item                                                        $     2.42             $      1.88
    Income (loss) from discontinued operations                         (0.41)                  30.33
    Extraordinary item                                                  ---                    (0.05)
                                                                  ----------             -----------
Net income                                                        $     2.01             $     32.16
                                                                  ==========             ===========

Income per common share - assuming dilution:
    Income from continuing operations before extraordinary
      item                                                        $     2.40             $      1.86
    Income (loss) from discontinued operations                         (0.41)                  29.90
    Extraordinary item                                                   ---                   (0.05)
                                                                  ----------             -----------
Net income                                                        $     1.99             $     31.71
                                                                  ==========             ===========

    In August 2000 the Company acquired, for approximately $238 million, the assets of certain newspaper groups located in South Carolina and Alabama from Thomson Newspapers. This transaction was also funded with borrowings under the Company's existing $1.2 billion revolving credit facility. Additionally, in June 2000, the Company acquired a group of weekly newspapers in southwestern Virginia from Family Community Newspapers of Southwest Virginia, Inc., for approximately $9 million. The portion of the purchase price for these acquisitions allocated to identifiable intangibles (principally subscriber lists) was $6 million and to excess cost over the net assets acquired was $223 million. Pro forma information for these acquisitions has not been provided because such information would not differ significantly from the results provided above.

    In September 2000 the Company sold Garden State Paper (GSP) to an affiliate of Enron North America Corporation for approximately $76.6 million, including working capital. The Company recorded a loss of $13.8 million (net of income tax benefit of $6.2 million) which is subject to resolution with the buyer of certain income tax matters and other items. The transaction also included a seven-year, financial fixed-price newsprint agreement which the Company does not intend to retain. Concurrent with the sale, the Company retired $20 million of 7.125% municipal revenue bonds (see Note 4).

    In October 1999 the Company sold its cable operations to Cox Communications, Inc., for approximately $1.4 billion in cash, at which time the Company recorded a gain of $799 million (net of income taxes of $510 million). In the second quarter of 2000, certain final post-closing adjustments related to this sale resulted in an additional gain of $8.3 million (net of income taxes of $3.6 million). Immediately following the sale in 1999, approximately $735 million of the proceeds were used to pay off all amounts then outstanding under the Company's revolving credit agreements and to terminate the associated interest rate swaps (see Note 4), and the remaining proceeds of approximately $665 million were invested, primarily in prime-rated commercial paper.

    The following results of GSP and the Cable Segment have been presented as income (loss) from discontinued operations in the accompanying consolidated statements of operations:

                                                                 Fiscal Years Ended
                                                 ---------------------------------------------
                                                   December 31,    December 26,   December 27,
                                                       2000            1999           1998
                                                 ---------------------------------------------
Revenues                                         $     55,656      $   225,670    $    284,352
Costs and expenses                                     62,477          217,987         247,999
                                                 ---------------------------------------------
Income (loss) before income taxes                      (6,821)           7,683          36,353
Income taxes (benefit)                                 (2,471)           2,576          13,334
                                                 ---------------------------------------------
Income (loss) from discontinued operations       $     (4,350)     $     5,107    $     23,019
                                                 =============================================

    In January 1998 the Company acquired, for approximately $93 million, the assets of the Bristol Herald Courier (Bristol), a daily newspaper in southwestern Virginia, and two affiliated weekly newspapers. In July 1998 the Company acquired, for approximately $40 million, the assets of the Hickory Daily Record (Hickory), a daily newspaper in northwestern North Carolina. The portion of the purchase price for these acquisitions allocated to identifiable intangibles (principally subscriber lists) was $8 million, to other assets, net (principally property, plant and equipment) was $17 million, and to excess cost over the net assets acquired was $108 million. Also, in June 1998, the Company completed the sale of its Kentucky newspaper properties for approximately $24 million. The Bristol and Hickory acquisitions were funded with borrowings under an existing revolving credit facility, coupled with proceeds from the disposition of the Kentucky newspaper properties.

Note 3: Investments in Unconsolidated Affiliates

    In June 1999 the Company sold 20% of the outstanding common stock of Denver Newspapers, Inc. (DNI), the parent company of The Denver Post (a Colorado daily newspaper), to MediaNews, Inc., for $39 million, resulting in a $19 million after-tax gain. Subsequently, DNI's name was changed to The Denver Post Corporation (Denver). The Company still retains 20% ownership of the common stock of Denver and, for the three-year period ending June 2002, will share in any realized appreciation in value of its original 20% ownership if that stock is sold to a third party or publicly offered. Additionally, the Company's preferred stock investment in DNI was redeemed in June 1999, for $34 million plus $19.2 million of accrued but unpaid dividends. Using the equity method, the Company recognized, on a one-month lag, 20% of Denver's net income applicable to common stockholders in 2000 and 1999 (after the sale), and 40% of net income applicable to common stockholders in 1999 (before the sale) and 1998.

    The Denver Post and the Denver Rocky Mountain News have entered into a joint-operating agreement, effective in January 2001, under which the competing newspapers combined their advertising, circulation and production operations, while maintaining separate newsrooms.

    The Company also has a one-third partnership interest in SP Newsprint Company (SPNC), a domestic newsprint manufacturer which also pays licensing fees to the Company. In November 1999, SPNC acquired Smurfit Newsprint Corporation's Newberg, Oregon mill. The Company has purchased, at market prices, approximately 40 thousand tons of newsprint from SPNC in each of the past three years.

    Retained earnings of the Company at December 31, 2000, included $22.6 million related to undistributed earnings of unconsolidated affiliates. Additionally, the Company owns approximately 7.4% of AdOne, L.L.P., a national online database of classified advertising and e-commerce, which is being accounted for under the equity method.

Note 4: Long-Term Debt and Other Financial Instruments

    Long-term debt at December 31, 2000, and December 26, 1999, was as follows:

(In thousands)                                           2000            1999
-------------------------------------------------------------------------------
Revolving credit facility                            $   790,000   $        ---
8.62% senior notes due annually from 2001 to 2002         26,000         39,000
7.125% revenue bonds                                         ---         20,000
Bank lines                                                 5,000            ---
Capitalized leases                                         1,077            838
Less: current maturity of long-term debt                     ---        (13,000)
                                                     -----------   ------------
Long-term debt                                       $   822,077   $     46,838
===============================================================================

    In December 1996 the Company entered into a seven-year revolving credit facility committing a syndicate of banks to lend the Company up to $1.2 billion. This facility has mandatory commitment reductions of 25% each year by the end of 2001 and 2002. Interest rates under the facility are typically based on the London Interbank Offered Rate (LIBOR) plus a margin ranging from .225% to .75% (.375% at December 31, 2000), based on the Company's debt to cash flow ratio (leverage ratio), as defined. Under this facility, the Company pays commitment fees (.10% at December 31, 2000) on the unused portion of the facility at a rate based on its leverage ratio.

    The Company's debt covenants contain a minimum net worth requirement ($435.1 million at December 31, 2000), and require the maintenance of an interest coverage ratio and a leverage ratio, as defined. Long-term debt maturities during the five years subsequent to December 31, 2000, aggregating $822.0 million are as follows: 2001 - $18.0 million; 2002 - $203.3 million; 2003 - $600.3 million; 2004 - $.2 million; 2005 - $.2 million.

    At December 31, 2000, the Company had borrowings of $5 million from bank lines and $13 million of senior notes due within one year classified as long-term debt in accordance with the Company's intention and ability to refinance these obligations on a long-term basis under existing facilities. The interest rate on the bank lines was 7% at December 31, 2000.

    In October 1999 the Company used proceeds from the sale of its cable operations (see Note 2) to pay off all amounts outstanding under its revolving credit agreements. The associated interest rate swap agreements covering $725 million of that debt were terminated as well, resulting in an extraordinary charge of $1.3 million ($0.05 per share, both basic and assuming dilution), net of a $.8 million tax benefit. In March 2000 the Company borrowed funds under the aforementioned credit facility to purchase Spartan Communications, Inc. (see
Note 2); concurrent with this acquisition, the Company entered into several new interest rate swap agreements to manage interest cost and risk associated with increasing variable interest rates, primarily short-term changes in LIBOR. These interest rate swaps totaled $300 million in notional amount with maturities that range from less than one year to three years; they effectively convert a portion of the Company's variable rate debt to fixed rate debt with a weighted average interest rate approximating 7.4%. Prior to the adoption on January 1, 2001, of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, the Company used the accrual method to account for all interest rate swap agreements. Amounts which were due to or from interest rate swap counterparties were recorded as an adjustment to interest expense in the periods in which they accrued. The Company's exposure to credit loss on its interest rate swap agreements in the event of nonperformance by the counterparties is believed to be remote due to the Company's requirement that counterparties have a strong credit rating.

    In September 2000, concurrent with the sale of Garden State Paper (GSP), the Company retired $20 million of 7.125% municipal revenue bonds. In conjunction with the sale, the Company entered into a financial newsprint swap agreement that it does not intend to retain. The agreement, under which the Company receives a floating price per metric ton and pays a fixed price of $596 per metric ton, is being accounted for as a derivative under the accrual method. Predominantly, the agreement hedges the Company's exposure to changes in the cost of newsprint; however, a portion of the agreement currently exceeds the Company's newsprint usage. For the year ended December 31, 2000, the Company recognized an unrealized gain of approximately $1.2 million in "Other, net" on the accompanying Statement of Operations related to the change in fair value of the portion of the swap not designated as a hedge by the Company for the time period between the GSP sale and December 31, 2000. The Company's exposure to credit loss on its newsprint swap agreement in the event of nonperformance by the counterparty is believed to be remote due to the financial strength of that party.

    Effective January 1, 2001, the Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities. These statements require that all derivatives be recognized as either assets or liabilities on the balance sheet at fair value. If a derivative is a hedge, depending upon the nature of the hedge, a change in its fair value will either be offset against the change in the fair value of the hedged assets, liabilities, or firm commitments through earnings, or recognized in other comprehensive income (OCI) until the hedged item is recognized in earnings. Any difference between fair value of the hedge and the item being hedged, known as the ineffective portion, will be immediately recognized in earnings. The Company has several interest rate swap agreements and a newsprint swap agreement that are derivatives; the interest rate swaps and a designated portion of the newsprint swap qualify as cash flow hedges under the new standard. The interest rate swaps are not expected to have an impact on the Company's Statement of Operations but will affect the Company's Balance Sheet and Statement of Stockholders' Equity; the magnitude of the impact will vary over time dependent on market LIBOR rates. Changes in value of the effective portion of the newsprint swap will impact the Company's Balance Sheet and Statement of Stockholders' Equity, and changes in the ineffective portion will be recorded directly in the Statement of Operations. The magnitude of the impact will vary over time dependent principally on changes in future newsprint prices; currently, a $1 increase or decrease in the average newsprint price over the term of the contract would result in income or expense, respectively, to the Company of approximately $70 thousand.

    The table below includes information about the carrying values and estimated fair values of the Company's financial instruments at December 31, 2000 and December 26, 1999:

(In thousands)                                  2000                        1999
-----------------------------------------------------------------------------------------
                                      Carrying         Fair        Carrying        Fair
                                       Amounts         Value        Amounts        Value
-----------------------------------------------------------------------------------------
Assets:
  Investments                       $    13,318   $    13,318    $    20,648   $   20,648
  Newsprint swap agreement                  ---        11,991            ---          ---
Liabilities:
  Long-term debt:
    Revolving credit facility           790,000       790,000            ---          ---
    8.62% senior notes                   26,000        26,478         39,000       39,696
    7.125% revenue bonds                    ---           ---         20,000       21,023
    Bank lines                            5,000         5,000            ---          ---
  Interest rate swap agreements             ---         5,324            ---          ---
-----------------------------------------------------------------------------------------

    The Company's investments which have a readily determinable value and are classified as available-for-sale are carried at fair value, with unrealized gains or losses, net of deferred taxes, reported as a separate component of stockholders' equity. The Company's other investments which do not have readily determinable fair values are carried at cost which approximates fair value. The fair values of the interest rate swaps and the newsprint swap were based on a discounted cash flow analysis of the estimated amounts the Company would have received or paid to terminate the swaps. Fair values of the Company's long-term debt were estimated, in both years, using discounted cash flow analyses based on the Company's incremental borrowing rates for similar types of borrowings. The borrowings under the Company's revolving credit facility and bank lines approximated their fair value.

Note 5: Business Segments

    The Company, located primarily in the southeastern United States, is a diversified communications company which has two business segments: Publishing and Broadcasting. The Publishing Segment, the Company's largest based on revenue and segment profit, includes 25 daily newspapers and nearly 100 weekly newspapers and other publications, the Company's 20% interest in Denver, the Company's 7% interest in AdOne, LLP, as well as its online financial data service. The Broadcasting Segment consists of 26 network-affiliated broadcast television stations and a provider of equipment and studio design services. See
Note 2 for a discussion of the disposition of the Company's Newsprint and Cable operations.

    Management measures segment performance based on operating cash flow (operating income plus depreciation and amortization) as well as profit or loss from operations before interest, income taxes, and acquisition related amortization. Amortization of the excess of cost over fair value of net identifiable assets, as well as FCC licenses and other intangibles, is not allocated to individual segments although the intangible assets themselves are included in identifiable assets for each segment. Investments in Denver and AdOne are not allocated to segment assets although the equity income is included in the Publishing Segment. Intercompany sales are accounted for as if the sales were at current market prices and are eliminated in the consolidated financial statements. The Company's reportable segments, which are managed separately, are strategic business enterprises that provide distinct products and services using diverse technology and production processes.

    Information by segment is as follows:

(In thousands)                                              Publishing   Broadcasting      Total
---------------------------------------------------------------------------------------------------
2000

Consolidated revenues *                                     $   567,673   $   262,928    $  830,601
                                                            =======================================
Segment operating cash flow                                 $   177,653   $    84,501    $  262,154
Allocated amounts:
   Equity in net loss of unconsolidated affiliates               (2,546)                     (2,546)
   Depreciation and amortization                                (26,303)      (18,617)      (44,920)
                                                            ---------------------------------------
      Segment profit                                        $   148,804   $    65,884       214,688
                                                            =========================
Unallocated amounts:
   Interest expense                                                                         (42,558)
   Investment income - SP Newsprint                                                           7,677
   Acquisition intangibles amortization                                                     (52,501)
   Corporate expenses                                                                       (35,535)
   Other                                                                                     11,155
                                                                                         ----------
      Consolidated income from continuing operations
         before income taxes                                                             $  102,926
                                                                                         ==========
Segment assets                                              $ 1,024,068   $ 1,383,414    $2,407,482
Corporate                                                                                   153,800
                                                                                         ----------
   Consolidated assets                                                                   $2,561,282
                                                                                         ==========
Segment capital expenditures                                $    18,577   $    13,008    $   31,585
Discontinued Newsprint capital expenditures                                                   6,015
Corporate                                                                                     5,273
                                                                                         ----------
   Consolidated capital expenditures                                                     $   42,873
                                                                                         ==========
---------------------------------------------------------------------------------------------------

* Intercompany revenues are less than 1% of consolidated revenues and have been eliminated.

(In thousands)                                              Publishing   Broadcasting         Total
---------------------------------------------------------------------------------------------------
1999
Consolidated revenues *                                     $   524,017   $   168,885    $  692,902
                                                            =======================================
Segment operating cash flow                                 $   174,929   $    47,854    $  222,783
Allocated amounts:
   Equity in net loss of unconsolidated affiliates                 (673)                       (673)
   Depreciation and amortization                                (24,617)      (10,542)      (35,159)
                                                            ---------------------------------------
      Segment profit                                        $   149,639   $    37,312       186,951
                                                            =========================
Unallocated amounts:
   Interest expense                                                                         (45,014)
   Investment income - SP Newsprint                                                           6,567
   Acquisition intangibles amortization                                                     (33,934)
   Corporate expenses                                                                       (29,932)
   Gain on sale of Denver Newspapers, Inc.
      common stock                                                                           30,983
   Other                                                                                     14,628
                                                                                         ----------
      Consolidated income from continuing operations
         before income taxes and extraordinary item                                      $  130,249
                                                                                         ==========
Segment assets                                              $   788,625   $   670,612    $1,459,237
Discontinued Newsprint assets                                                                91,272
Corporate                                                                                   789,865
                                                                                         ----------
   Consolidated assets                                                                   $2,340,374
                                                                                         ==========
Segment capital expenditures                                $    12,570   $    14,389    $   26,959
Discontinued Cable and Newsprint capital expenditures                                        30,902
Corporate                                                                                     2,968
                                                                                         ----------
   Consolidated capital expenditures                                                     $   60,829
                                                                                         ==========
---------------------------------------------------------------------------------------------------
1998
Consolidated revenues *                                     $   517,880   $   170,797    $  688,677
                                                            =======================================
Segment operating cash flow                                 $   155,452   $    51,318    $  206,770
Allocated amounts:
   Equity in net income of unconsolidated affiliate               3,226                       3,226
   Depreciation and amortization                                (23,627)       (9,311)      (32,938)
                                                            ---------------------------------------
      Segment profit                                        $   135,051   $    42,007       177,058
                                                            =========================
Unallocated amounts:
   Interest expense                                                                         (61,027)
   Investment income - SP Newsprint                                                          12,831
   Acquisition intangibles amortization                                                     (34,111)
   Corporate expenses                                                                       (23,011)
   Other                                                                                      3,082
                                                                                         ----------
      Consolidated income from continuing operations
         before income taxes                                                             $   74,822
                                                                                         ==========
Segment assets                                              $   809,803   $   691,787    $1,501,590
Discontinued Cable and Newsprint assets                                                     216,537
Corporate                                                                                   199,219
                                                                                         ----------
   Consolidated assets                                                                   $1,917,346
                                                                                         ==========
Segment capital expenditures                                $    11,534   $    10,061    $   21,595
Discontinued Cable and Newsprint capital expenditures                                        26,065
Corporate                                                                                     1,820
                                                                                         ----------
   Consolidated capital expenditures                                                     $   49,480
                                                                                         ==========
===================================================================================================

* Intercompany revenues are less than 1% of consolidated revenues and have been eliminated.

    The substantial decrease and increase in assets attributable to Corporate during 2000 and 1999, respectively, was primarily due to short-term investments which were generated as a direct result of the sale of the Company's Cable operations in 1999. These investments were sold in 2000 to pay the income taxes related to that transaction, as well as to fund a portion of the Spartan acquisition.

Note 6: Taxes on Income

    The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this "liability" method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities by applying enacted statutory tax rates applicable to future years in which the differences are expected to reverse.

    The Company's federal income tax returns for fiscal years 1997 and 1998 are currently under examination by the Internal Revenue Service. The Company's federal income tax returns have been examined by the Internal Revenue Service through fiscal year 1996 and settled through 1993. Various state returns are currently under examination by state tax authorities. The results of these examinations are not expected to be material to the Company's results of operations, financial position or cash flow.

    Significant components of income taxes from continuing operations are as follows:

(In thousands)                                                     2000          1999           1998
------------------------------------------------------------------------------------------------------
Current:
    Federal                                                    $   21,234    $    45,895   $    24,643
    State                                                           2,551          7,620         5,367
                                                               ----------    -----------   -----------
                                                                   23,785         53,515        30,010
                                                               ----------    -----------   -----------
Deferred:
    Federal                                                        18,339         (1,927)       (2,670)
    State                                                          (2,755)          (157)         (373)
                                                               ----------    -----------   -----------
                                                                   15,584         (2,084)       (3,043)
                                                               ----------    -----------   -----------
                                                               $   39,369    $    51,431   $    26,967
======================================================================================================

    The Company's provision for state income taxes for the fiscal year 2000 reflects a $3 million deferred state income tax benefit due to a reduction in the Company's effective state tax rate.

    Temporary differences which gave rise to significant components of the Company's deferred tax liabilities and assets at December 31, 2000, and December 26, 1999, are as follows:

(In thousands)                                                                   2000           1999
------------------------------------------------------------------------------------------------------
Deferred tax liabilities:
    Difference between book and tax bases of intangible assets               $   306,730   $   155,770
    Tax over book depreciation                                                    87,583        88,508
    Other                                                                         15,645        17,414
                                                                             -----------   -----------
Total deferred tax liabilities                                                   409,958       261,692
                                                                             -----------   -----------

Deferred tax assets:
    Employee benefits                                                            (34,535)      (36,918)
    Acquired net operating losses                                                (19,445)          ---
    Other                                                                        (12,820)      (15,542)
                                                                             -----------   -----------
Total deferred tax assets                                                        (66,800)      (52,460)
                                                                             -----------   -----------

Deferred tax liabilities, net                                                    343,158       209,232
Deferred tax assets included in other current assets                               8,333         8,205
                                                                             -----------   -----------
Deferred tax liabilities                                                     $   351,491   $   217,437
======================================================================================================

    Reconciliation of income taxes computed at the federal statutory tax rate to actual income tax expense from continuing operations is as follows:

(In thousands)                                                     2000          1999           1998
------------------------------------------------------------------------------------------------------
Income taxes computed at federal statutory tax rate            $   36,024    $    45,587   $    26,187
Increase (reduction) in income taxes resulting from:
    State income taxes, net of federal income tax benefit            (133)         4,850         3,204
    Investment income - unconsolidated affiliates                     261           (397)       (2,622)
    Amortization of excess cost (goodwill)                          3,697          2,815         2,960
    Life insurance plans                                              125         (1,139)       (1,905)
    Other                                                            (605)          (285)         (857)
                                                               ----------    -----------   -----------
                                                               $   39,369    $    51,431   $    26,967
======================================================================================================

    Net of refunds, in 2000, 1999 and 1998, the Company paid income taxes of $531.9 million, $52.1 million and $56.5 million, respectively. The significant increase in taxes paid in 2000 was attributable to the gain on the sale of the Company's Cable operations in 1999.

    As a result of an acquisition in 2000, the Company has a federal net operating loss of approximately $45.8 million that will expire in the year 2014. The Company also has state net operating losses as a result of this acquisition.

Note 7: Common Stock and Stock Options

    Holders of the Class A common stock are entitled to elect 30% of the Board of Directors and, with the holders of Class B common stock, also are entitled to vote on the reservation of shares for stock awards and on certain specified types of major corporate reorganizations or acquisitions. Class B common stock can be converted into Class A common stock on a share-for-share basis at the option of the holder. Both classes of common stock receive the same dividends per share.

    Each non-employee member of the Board of Directors of the Company participates in the Directors' Deferred Compensation Plan. The plan provides that each non-employee Director shall receive half of his or her annual compensation for services to the Board in the form of Deferred Stock Units
(DSU); each Director additionally may elect to receive the balance of his or her compensation in cash or DSU. Other than dividend credits, deferred stock units do not entitle Directors to any rights due to a holder of common stock. DSU account balances may be settled as of the Director's retirement date by a cash lump-sum payment, a single distribution of common stock, or annual installments of either cash or common stock over a period of up to ten years. The Company records expense annually based on the amount of compensation paid to each director as well as an adjustment for changes in the Company's stock price. Expense recognized in 1999 and 1998 under the plan was $456,000 and $550,000; a benefit of $169,000 was recognized in 2000.

    Stock-based awards are granted to key employees in the form of nonqualified stock options and restricted stock under the 1995 Long-Term Incentive Plan
(LTIP). The plan is administered by the Compensation Committee of the Board of Directors. Grant prices of stock options are determined by the Committee and shall not be less than the fair market value on the date of grant. Options are exercisable during the continued employment of the optionee but not for a period greater than ten years and not for a period greater than one year after termination of employment, and they become exercisable at the rate of one-third each year from the date of grant. Restricted stock is awarded in the name of each of the participants; these shares have all the rights of other Class A shares, subject to certain restriction and forfeiture provisions. In 1999, 72,200 shares were granted under terms of the plan. Restrictions on the shares expire no more than ten years after the date of award, or earlier if pre-established performance targets are met. The pre-established performance targets were met for the 1997 award and of the 91,000 shares granted, 31,600 shares remained outstanding under that award at December 31, 2000. The plan will continue until terminated by the Company.

    Options to purchase Class A common stock were granted to key employees under the 1976 and 1987 nonqualified stock option plans prior to the 1995 LTIP. The Company will not make any future awards under these plans and past awards are not affected. Options outstanding under the plans are exercisable during the continued employment of the optionee, but not for a period greater than ten years after the date of grant for options granted subsequent to the 1991 amendment to the 1987 plan and for a period of not greater than three years after termination of employment.

    Restricted shares of the Company's Class A common stock were granted to certain key employees under the 1991 restricted stock plan. The Company will not make any future awards under the plan and past awards are not affected. At December 31, 2000, 18,000 shares granted in 1995 remain restricted under the terms of the plan. Shares were awarded in the name of each of the participants; these shares have all the rights of other Class A shares, subject to certain restrictions and forfeiture provisions. Restrictions on the shares expire no more than ten years after the date of the award, or earlier if certain performance targets are met.

    Unearned compensation was recorded at the date of the restricted stock awards based on the market value of the shares. Unearned compensation, which is shown as a separate component of stockholders' equity, is being amortized to expense over a vesting period (not exceeding ten years) based upon expectations of meeting certain performance targets. The amount amortized to expense in 2000, 1999 and 1998 was $.4 million, $1.5 million and $1.0 million, respectively.

    In December 1999, the Board of Directors authorized a program to repurchase up to $250 million of the Company's Class A common stock. The Company repurchased stock, at market prices, throughout 2000 and, at December 31, 2000,
4.1 million shares had been repurchased at a cost of $204 million since the program's inception, including $7.5 million from the Company's thrift plan. Additionally, the Company entered into a stock redemption agreement in 1985, which was amended in 1988, and 1994, with the late D. Tennant Bryan, former Chairman Emeritus of the Company. In June 1999, the estate of D. Tennant Bryan exercised its option under the 1994 stock redemption agreement to sell to the Company 15% of Mr. Bryan's ownership in Media General Class A Stock at the time of his death. This exercise resulted in the Company purchasing 326,897 shares from the estate, at a 10% discount from average stock price, for $13.6 million.

    The following information is provided solely in connection with the disclosure requirements of SFAS No. 123, Accounting for Stock-Based Compensation. If the Company had elected to recognize compensation cost related to its stock options granted in 2000, 1999 and 1998 in accordance with the provisions of SFAS No. 123, earnings per share would have declined $0.08 ($0.07 assuming dilution), $0.05 ($0.07 assuming dilution) and $0.05 ($0.04 assuming dilution) in 2000, 1999 and 1998, and pro forma net income and earnings per share would have been $52.0 million, $880.1 million and $69.7 million; and $2.17 ($2.15 assuming dilution), $33.20 ($32.73 assuming dilution) and $2.62 ($2.59 assuming dilution), respectively. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2000, 1999 and 1998, respectively: risk-free interest rates of 6.71%, 4.72% and 5.61%; dividend yields of 1.26%, 1.31% and 1.45%; volatility factors of .331, .293 and .287; and an expected life of 8 years.

    A summary of the Company's stock option activity, and related information for the years ended December 31, 2000, December 26, 1999 and December 27, 1998, follows:

                                                 2000                      1999                   1998
                                     --------------------------     -----------------------   -------------------------
                                                       Weighted-                  Weighted-                   Weighted-
                                                        Average                    Average                     Average
                                                       Exercise                    Exercise                    Exercise
Options                                 Shares           Price        Shares        Price         Shares        Price
-----------------------------------------------------------------------------------------------------------------------
Outstanding-beginning of year             986,773      $ 32.96        1,056,203    $  28.96      1,049,097     $  26.68
Granted                                   176,500        52.06          136,000       47.91        122,000        46.38
Exercised                                (136,969)       29.37         (197,726)      21.42       (112,560)       27.08
Forfeited                                 (19,569)       42.97           (7,704)      43.90         (2,334)        6.64
                                     ------------                   -----------               ------------
Outstanding-end of year                 1,006,735        36.61          986,773       32.96      1,056,203        28.96
                                     ------------                   -----------               ------------
Price range at end of year           $   2 to $52                   $  2 to $48               $   2 to $46
Price range for exercised shares     $   2 to $48                   $  2 to $48               $   2 to $46
Available for grant at end of year        319,408                       467,100                    603,100
Exercisable at end of year                751,887                       749,558                    799,388
Weighted-average fair value of
  options granted during the year    $      23.35                   $     17.82               $      17.68

    The following table summarizes information about stock options outstanding at December 31, 2000:

                         Options Outstanding                                 Options Exercisable
---------------------------------------------------------------------     ----------------------------
     Range of                     Weighted-Average
     Exercise         Number          Remaining      Weighted-Average      Number     Weighted-Average
      Prices        Outstanding   Contractual Life    Exercise Price     Exercisable   Exercise Price
------------------------------------------------------------------------------------------------------
  $        2.50      12,700              *              $  2.50            12,700         $   2.50
    18.81-20.19     134,500            1 year             19.36           134,500            19.36
    27.63-31.81     360,868           5 years             29.94           360,868            29.94
    32.50-46.50     209,867             **                42.14           180,111            41.44
    47.91-52.06     288,800           9 years             50.45            63,708            49.00
                  ---------                                               -------
     2.50-52.06   1,006,735                               36.61           751,887            31.95
                  =========                                               =======

(*)     Exercisable during lifetime of optionee
(**) Exercisable during the continued employment of the optionee and for a three-year period thereafter with the exception of 99,367 options which were issued on 1/28/98 for $46.38 with a remaining contractual life of seven years

Note 8: Retirement Plans

    The Company has non-contributory defined benefit retirement plans which cover substantially all employees, and non-contributory unfunded supplemental executive retirement and ERISA excess plans which supplement the coverage available to certain executives. The Company also provides certain health and life insurance benefits for retired employees. The previously mentioned plans are collectively referred to as the "Plans."

    The assumptions used in the measurement of the Company's benefit obligation are shown as follows:

Weighted-average Assumptions                        Pension Benefits                Other Benefits
                                                -----------------------         ----------------------
at End of Year                                      2000         1999              2000         1999
------------------------------------------------------------------------------------------------------
Discount rate                                       7.50%        7.75%             7.50%        7.75%
Expected return on plan assets                     10.50        10.50               ---          ---
Rate of compensation increase                       4.50         4.75              4.50         4.75

    For measurement purposes, an 8.75% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2000. The rate was assumed to decrease gradually each year to a rate of 5.25% for 2007 and remain at that level thereafter.

    With the passage of time, actual experience differs from the assumptions used in determining the Company's pension and postretirement benefit obligations. These differences, coupled with external economic factors, cause periodic revision of the assumptions. The effects of actual versus assumed experience, as well as changes in assumptions, give rise to actuarial gains and losses in the table that follows. These actuarial gains and losses represent differences in actual versus expected return on plan assets and other changes in assumptions and are recognized over the expected service period of active participants.

    The following table provides a reconciliation of the changes in the Plans' benefit obligations and fair value of assets for the years ended December 31, 2000, and December 26, 1999, and a statement of the funded status at December 31, 2000, and December 26, 1999:

                                                       Pension Benefits                Other Benefits
                                                    ----------------------        ------------------------
(In thousands)                                         2000          1999              2000        1999
----------------------------------------------------------------------------------------------------------
Change in benefit obligation:
 Benefit obligation at beginning of year            $ 206,911     $ 220,157       $  32,085      $  32,648
 Service cost                                           8,012         7,618             356            462
 Interest cost                                         17,558        15,053           2,575          2,215
 Participant contributions                                ---           ---             506            279
 Actuarial (gain) loss                                 19,922       (22,576)          2,409         (1,618)
 Acquisitions                                           4,677           ---             439            ---
 Curtailment                                              ---        (2,099)            ---            ---
 Benefit payments                                     (13,219)      (11,242)         (2,828)        (1,901)
                                                    ---------     ---------       ---------      ---------
    Benefit obligation at end of year                 243,861       206,911          35,542         32,085
                                                    ---------     ---------       ---------      ---------

Change in plan assets:
 Fair value of plan assets at beginning of year       239,571       240,162             ---            ---
 Actual return on plan assets                            (972)        9,365             ---            ---
 Acquisitions                                           5,562           ---             ---            ---
 Employer contributions                                 1,695         1,286           2,828          1,901
 Benefit payments                                     (13,219)      (11,242)         (2,828)        (1,901)
                                                    ---------     ---------       ---------      ---------
    Fair value of plan assets at end of year          232,637       239,571             ---            ---
                                                    ---------     ---------       ---------      ---------

Funded status:
 Plan assets greater than (less than) benefit
    obligation                                        (11,224)       32,660         (35,542)       (32,085)
 Unrecognized transition asset                            ---        (1,012)            ---            ---
 Unrecognized prior-service cost                        2,178         2,786             ---            ---
 Unrecognized actuarial (gain) loss                   (14,668)      (60,614)          5,993          3,201
                                                    ---------     ---------       ---------      ---------
    Accrued benefit cost                            $ (23,714)    $ (26,180)      $ (29,549)     $ (28,884)
==========================================================================================================

The following table provides the components of net periodic benefit cost for the Plans for fiscal years 2000, 1999 and 1998:

                                              Pension Benefits                   Other Benefits
                                         ---------------------------      -----------------------------
(In thousands)                            2000      1999       1998        2000       1999         1998
-------------------------------------------------------------------------------------------------------
Service cost                          $  8,013   $  7,618    $  6,469    $    356    $    462    $  469
Interest cost                           17,558     15,053      14,906       2,575       2,215     2,214
Expected return on plan assets         (23,853)   (21,221)    (19,285)        ---         ---       ---
Amortization of transition asset        (1,012)      (706)       (499)        ---         ---       ---
Amortization of prior-service cost         608        588         829         ---         ---       ---
Amortization of net (gain) loss         (1,200)       (53)          2         123         114       ---
Multi-employer plans expense               467        621         589         ---         ---       ---
                                      --------   --------    --------    --------    --------    ------
   Net periodic benefit cost          $    581   $  1,900    $  3,011    $  3,054    $  2,791    $2,683
=======================================================================================================

    The Company recorded a $1.8 million curtailment gain in 1999 as a result of the sale of its Cable operations, which was included in the gain on disposal of that segment.

    The Company's policy is to fund benefits under the supplemental executive retirement, excess, and postretirement benefits plans as claims and premiums are paid. As of December 31, 2000, and December 26, 1999, the benefit obligation related to the supplemental executive retirement and ERISA excess plans included in the preceding tables was $28.9 million and $24.7 million, respectively.

    Assumed health care cost rates have an effect on the amounts reported for the health care plans. A one percent change in assumed health care cost trend rates would have the following effects:

(In thousands)                                                  1% Increase          1% Decrease
------------------------------------------------------------------------------------------------
    Effect on total of service and interest cost components of
      net periodic postretirement health care benefit cost       $    110            $   (101)

    Effect on the health care component of the accumulated
      postretirement benefit obligation                             1,580            $ (1,440)

    The Company also sponsors a thrift plan covering substantially all employees. Company contributions represent a partial matching of participant contributions up to a maximum of 3.3% of the employee's salary. Contributions charged to expense under the plan were $5.3 million, $5.5 million and $5.0 million in 2000, 1999 and 1998, respectively. Beginning in 2001, the Company will increase its match to 100% of participant contributions up to a maximum of 4% of the employee's salary.

Note 9: Other

Revenue recognition

    The principal sources of revenue are the sale of advertising in newspapers, the sale of newspapers to individual subscribers and distributors and the sale of airtime on television stations. In addition, the sale of advertising on its newspaper and television websites and portals, as well as revenues derived from the online sale of financial data by a specialized financial services company, are becoming increasingly important. Advertising revenue is recognized when advertisements are published, aired or displayed, or when related advertising services are rendered. Subscription revenue is recognized on a pro-rata basis over the term of the subscription. Revenue from the sale of online financial data is recognized pro-rata over the term of the contract, subject to adjustment in certain circumstances, for usage volume.

Depreciation and amortization

    Plant and equipment are depreciated, primarily on a straight-line basis, over their estimated useful lives which are generally 40 years for buildings and range from 3 to 20 years for machinery and equipment. Depreciation deductions are computed by accelerated methods for income tax purposes. Internal use software is amortized on a straight-line basis over its estimated useful life, not to exceed 5 years.

    Excess of cost over fair value of net identifiable assets of acquired businesses through 1970 (approximately $32 million) is not amortized unless there is evidence of diminution in value; such excess cost incurred after 1970 is being amortized by the straight-line method over periods not exceeding 40 years. FCC licenses and other intangibles are being amortized by the straight-line method over periods ranging from 3 to 40 years. Amortization of the excess of cost over fair value of net identifiable assets of acquired businesses and FCC licenses and other intangibles was $52.6 million, $34.1 million and $34.3 million in 2000, 1999 and 1998, respectively.

    Management periodically evaluates the recoverability of long-lived assets, where indicators of impairment are present, by reviewing current and projected profitability or undiscounted cash flows of such assets.

Interest

    In 2000, 1999 and 1998, the Company's interest expense from continuing operations was $42.6 million, $45 million and $61 million, respectively. Interest paid during 2000, 1999 and 1998, net of amounts capitalized, was $42.8 million, $50.9 million and $65.3 million, respectively. In 2000 and 1999, the Company earned interest income of $8.3 million and $9.4 million on investments in highly-rated commercial paper and United States Government securities. These amounts are included in Other, net on the Consolidated Statements of Operations.

Cash, cash equivalents and short-term investments

    Cash in excess of current operating needs is invested in various short-term instruments carried at cost that approximates fair value. Those short-term investments having an original maturity of three months or less are classified in the balance sheet as cash equivalents.

Derivatives

    The Company utilizes derivative financial instruments from time to time to manage interest cost and risk associated with variable interest rates, primarily short-term changes in LIBOR. The Company uses the accrual method to account for all interest rate swap agreements. Realized gains or losses on termination of interest rate swaps, where the underlying debt has not been terminated, are deferred and amortized over their remaining original terms as an adjustment to interest expense. Amounts which are due to or from interest rate swap counterparties are recorded as an adjustment to interest expense in the periods in which they accrue.

Inventories

    Inventories consist principally of raw materials (primarily newsprint) and broadcast equipment, and are valued at the lower of cost or market. The cost of newsprint inventories and broadcast equipment is determined by the first-in, first-out, and specific identification methods, respectively.

Other current assets

    Other current assets included program rights of $15.3 million and $13.6 million at December 31, 2000, and December 26, 1999, respectively.

Accrued expenses and other liabilities

    Accrued expenses and other liabilities consisted of the following:

(In thousands)                                                           2000                  1999
------------------------------------------------------------------------------------------------------
Payroll and employee benefits                                        $    18,767           $    20,806
Program rights                                                            15,240                12,839
Advances from unconsolidated newsprint affiliate                           6,667                 6,667
Unearned revenue                                                          17,007                14,566
Other                                                                     29,657                20,312
                                                                     -----------           -----------
    Total                                                            $    87,338           $    75,190
======================================================================================================

Lease obligations

    The Company rents certain facilities and equipment under operating leases. These leases extend for varying periods of time ranging from one year to more than twenty years and in many cases contain renewal options. Total rental expense amounted to $16.9 million in 2000, $15.6 million in 1999 and $14.2 million in 1998. Minimum rental commitments under operating leases with noncancelable terms in excess of one year are as follows: 2001 - $5.3 million; 2002 -$4.3 million; 2003 - $2.5 million; 2004 - $1.8 million; 2005 - $1.3 million; subsequent years - $2.8 million.

Concentrations of credit risk

    Media General is a diversified communications company which sells products and services to a wide variety of customers located principally in the southeastern United States. The Company's trade receivables result primarily from its publishing and broadcast operations. The Company routinely assesses the financial strength of significant customers, and this assessment, combined with the large number and geographic diversity of its customer base, limits its concentration of risk with respect to trade receivables.

Comprehensive Income

    The Company's comprehensive income consists of net income and unrealized gains and losses on certain investments in equity securities.

Earnings per share

    The following chart is a reconciliation of the numerators and the denominators of the basic and diluted per share computations for income from continuing operations before extraordinary item, as presented in the Consolidated Statements of Operations.

(In thousands, except                   2000                                1999                                 1998
                        ----------------------------------- -----------------------------------  -----------------------------------
per share amounts)        Income       Shares     Per Share   Income       Shares     Per Share    Income       Shares     Per Share
                        (Numerator) (Denominator)  Amount   (Numerator) (Denominator)   Amount   (Numerator) (Denominator)   Amount
                         ---------   -----------   ------    ---------   -----------    ------    ---------   -----------    ------
Basic EPS
Income from continuing
  operations available
  to common stock-
  holders before
  extraordinary item     $  63,557      23,920     $  2.66   $  78,818     26,506       $  2.97   $  47,855      26,579     $  1.80
                                                   =======                              =======                             =======
Effect of Dilutive
  Securities
Stock options                              172                                253                                   245
Restricted stock
  and other                   (25)          97                     (34)       126                       (17)         90
                         --------      -------               ---------    -------                 ---------     -------
Diluted EPS
Income from continuing
  operations available
  to common stock-
  holders plus  assumed
  conversions before
  extraordinary item     $  63,532      24,189     $  2.63   $  78,784     26,885       $  2.93   $  47,838      26,914     $  1.78
                         =================================   ==================================   =================================

Commitments and contingencies

    Over the next five years the Company is committed to purchase approximately $28.6 million of program rights which currently are not available for broadcast, including programs not yet produced. If such programs are not produced the Company's commitment would expire without obligation.

    During 1997 and 1998, the Company entered into lease agreements whereby the owner constructed real estate facilities costing approximately $96 million; the facilities are leased to the Company for a term of up to 5 years. The Company may cancel the leases by purchasing or arranging for the sale of the facilities. The Company has guaranteed recovery of a portion (88%) of the owner's cost.


Note 10:  Guarantor Financial Information

     In the third quarter of 2001, the Company has filed a shelf registration with the Securities and Exchange Commission under which its subsidiaries, Media General Financial Services, Inc., Media General Communications, Inc., MG Broadcasting of Birmingham Holdings, LLC, Media General Operations, Inc., The Tribune Company Holdings, Inc., Media General Broadcasting of South Carolina Holdings, Inc., MG Broadcasting of Birmingham II, LLC, Professional Communications Systems, Inc., NES II, Inc., and Virginia Paper Manufacturing Corp. (collectively "Guarantor Subsidiaries"), may guarantee debt securities issued from the shelf under certain circumstances. These guarantees would be full and unconditional and on a joint and several basis.

     The following financial information presents condensed consolidating balance sheets, statements of operations, and statements of cash flows for the parent company, the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries, together with certain eliminations. The Non-Guarantor Subsidiaries consist of Garden State Paper Company, sold in the third quarter of 2000, and the Company's cable operations, sold in the fourth quarter of 1999, during their respective periods of ownership.

                                                           Media General, Inc.
                                                           Condensed Consolidating Statements of Operations
                                                           Fiscal year ended December 31, 2000
                                                           (In thousands)

                                                           Media General    Guarantor    Non-Guarantor                Media General
                                                             Corporate    Subsidiaries   Subsidiaries   Eliminations  Consolidated
                                                           ---------------------------------------------------------  -------------
 Revenues                                                  $     154,060  $    944,866   $           -  $   (268,325) $     830,601

 Operating costs:
     Production                                                        -       343,949               -             -        343,949
     Selling, general and administrative                         151,240       378,357               -      (268,325)       261,272
     Depreciation and amortization                                 4,128        97,419                             -        101,547
                                                           ---------------------------------------------------------  -------------
            Total operating costs                                155,368       819,725               -      (268,325)       706,768
                                                           ---------------------------------------------------------  -------------

 Operating income (loss)                                          (1,308)      125,141               -             -        123,833

 Other income (expense):
     Interest expense                                            (42,434)         (124)              -             -        (42,558)
     Investment income (loss) - unconsolidated
            affiliates                                            (2,546)        7,677               -             -          5,131
     Investment income - consolidated affiliates                  79,374             -               -       (79,374)             -
     Other, net                                                   13,520         3,000               -             -         16,520
                                                           ---------------------------------------------------------  -------------
            Total other income (expense)                          47,914        10,553               -       (79,374)       (20,907)
                                                           ---------------------------------------------------------  -------------

 Income (loss) from continuing operations
     before income taxes                                          46,606       135,694               -       (79,374)       102,926

 Income tax expense (benefit)                                    (12,601)       51,970               -             -         39,369
                                                           ---------------------------------------------------------  -------------

 Income (loss) from continuing operations                         59,207        83,724               -       (79,374)        63,557

 Discontinued operations:
     Loss from discontinued operations (net of tax)                    -             -          (4,350)            -         (4,350)
     Loss on disposition of discontinued operations
            (net of tax)                                          (5,488)            -               -             -         (5,488)
                                                           ---------------------------------------------------------  -------------

 Net income (loss)                                                53,719        83,724          (4,350)      (79,374)        53,719

     Other comprehensive loss (net of tax)                       (10,873)            -               -             -        (10,873)

                                                           ---------------------------------------------------------  -------------
 Comprehensive income (loss)                               $      42,846  $     83,724   $      (4,350) $    (79,374) $      42,846
                                                           =========================================================  =============


                                                           Media General, Inc.
                                                           Condensed Consolidating Statements of Operations
                                                           Fiscal year ended December 26, 1999
                                                           (In thousands)

                                                           Media General    Guarantor    Non-Guarantor                Media General
                                                             Corporate    Subsidiaries   Subsidiaries   Eliminations  Consolidated
                                                           ---------------------------------------------------------  ------------
 Revenues                                                  $      28,951  $    692,902   $           -  $    (28,951) $    692,902

 Operating costs:
     Production                                                        -       288,677               -             -       288,677
     Selling, general and administrative                          30,987       207,173               -       (28,951)      209,209
     Depreciation and amortization                                 3,348        69,092               -             -        72,440
                                                           ---------------------------------------------------------- ------------
            Total operating costs                                 34,335       564,942               -       (28,951)      570,326
                                                           ---------------------------------------------------------- ------------

 Operating income (loss)                                          (5,384)      127,960               -             -       122,576

 Other income (expense):
     Interest expense                                            (44,917)          (97)              -             -       (45,014)
     Investment income - unconsolidated
            affiliates                                             2,500         6,567               -             -         9,067
     Investment income - consolidated affiliates                  83,744             -               -       (83,744)            -
     Gain on sale of Denver Newspapers, Inc. stock                30,983             -               -             -        30,983
     Other, net                                                   11,902           735               -             -        12,637
                                                           ---------------------------------------------------------  ------------
            Total other income (expense)                          84,212         7,205               -       (83,744)        7,673
                                                           ---------------------------------------------------------  ------------

 Income (loss) from continuing operations
     before income taxes and extraordinary item                   78,828       135,165               -       (83,744)      130,249

 Income tax expense (benefit)                                     (5,097)       56,528               -             -        51,431
                                                           ---------------------------------------------------------  ------------

 Income from continuing operations
     before extraordinary item                                    83,925        78,637               -       (83,744)       78,818

 Discontinued operations:
     Income from discontinued operations (net of tax)                  -             -           5,107             -         5,107
     Gain on sale of discontinued operations (net of tax)        798,719             -                             -       798,719
     Extraordinary item from early redemption of
           debt (net of tax)                                      (1,328)            -                             -        (1,328)
                                                           ---------------------------------------------------------  ------------

 Net income                                                      881,316        78,637           5,107       (83,744)      881,316

     Other comprehensive income (net of tax)                       7,392             -               -             -         7,392

                                                           ---------------------------------------------------------  ------------
 Comprehensive income                                      $     888,708  $     78,637   $       5,107  $    (83,744) $    888,708
                                                           =========================================================  ============



                                                           Media General, Inc.
                                                           Condensed Consolidating Statements of Operations
                                                           Fiscal year ended December 27, 1998
                                                           (In thousands)

                                                           Media General    Guarantor    Non-Guarantor                Media General
                                                             Corporate    Subsidiaries   Subsidiaries   Eliminations  Consolidated
                                                           ---------------------------------------------------------  -------------
Revenues                                                   $      30,362  $    688,677   $           -  $    (30,362) $     688,677

Operating costs:
    Production                                                         -       299,807               -             -        299,807
    Selling, general and administrative                           30,582       205,303               -       (30,362)       205,523
    Depreciation and amortization                                  2,004        67,051               -             -         69,055
                                                           ---------------------------------------------------------  -------------
           Total operating costs                                  32,586       572,161               -       (30,362)       574,385
                                                           ---------------------------------------------------------  -------------

Operating income                                                  (2,224)      116,516               -             -        114,292

Other income (expense):
    Interest expense                                             (60,913)         (114)              -             -        (61,027)
    Investment income - unconsolidated
           affiliates                                              9,362        12,831               -             -         22,193
    Investment income - consolidated affiliates                   99,004             -                       (99,004)             -
    Other, net                                                       745        (1,381)              -             -           (636)
                                                           ---------------------------------------------------------  -------------
           Total other income (expense)                           48,198        11,336               -       (99,004)       (39,470)
                                                           ---------------------------------------------------------  -------------

Income (loss) from continuing operations
    before income taxes                                           45,974       127,852               -       (99,004)        74,822

Income tax expense (benefit)                                     (24,900)       51,867               -             -         26,967
                                                           ---------------------------------------------------------  -------------

Income (loss) from continuing operations                          70,874        75,985               -       (99,004)        47,855

Discontinued operations:
    Income from discontinued operations (net of tax)                   -             -          23,019             -         23,019
                                                           ---------------------------------------------------------  -------------

Net income (loss)                                                 70,874        75,985          23,019       (99,004)        70,874

                                                           ---------------------------------------------------------  -------------
Comprehensive income (loss)                                $      70,874  $     75,985   $      23,019  $    (99,004) $      70,874
                                                           =========================================================  =============



                                                           Media General, Inc.
                                                           Condensed Consolidating Balance Sheets
                                                           As of December 31, 2000
                                                           (In thousands)

                                                           Media General    Guarantor                   Media General
                                                             Corporate    Subsidiaries   Eliminations   Consolidated
                                                           ------------------------------------------   -------------
ASSETS
Current Assets:
 Cash and cash equivalents                                 $      (5,418) $      6,313   $       9,509  $      10,404
 Accounts receivable, net                                              -       117,254               -        117,254
 Inventories                                                           6         7,162               -          7,168
 Other                                                            45,753        58,246         (65,945)        38,054
                                                           -------------------------------------------  -------------
          Total current assets                                    40,341       188,975         (56,436)       172,880
                                                           -------------------------------------------  -------------

Investments in unconsolidated affiliates                           9,113        81,626               -         90,739
Investments in and advances to subsidiaries                    2,021,691       519,783      (2,541,474)             -
Other assets                                                      39,412        20,153               -         59,565
Property, plant and equipment, net                                12,845       367,105               -        379,950
Excess of cost over fair value of net identifiable
 assets of acquired businesses, net                                    -       958,443               -        958,443
FCC licenses and other intangibles, net                                -       899,705               -        899,705
                                                           -------------------------------------------  -------------
          Total assets                                     $   2,123,402  $  3,035,790   $  (2,597,910) $   2,561,282
                                                           ===========================================  =============


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                          $       2,978  $     14,723   $       9,502  $      27,203
 Accrued expenses and other liabilities                           66,121        87,162         (65,945)        87,338
                                                           -------------------------------------------  -------------
          Total current liabilities                               69,099       101,885         (56,443)       114,541
                                                           -------------------------------------------  -------------

Long-term debt                                                   821,000         1,077               -        822,077
Deferred income taxes                                            (27,910)      379,401               -        351,491
Other liabilities and deferred credits                            89,291        11,960               -        101,251

Stockholders' equity
 Common stock                                                    113,573         4,872          (4,872)       113,573
 Additional paid-in capital                                            -     2,024,743      (2,024,743)             -
 Accumulated other comprehensive income (loss)                    (3,481)            -               -         (3,481)
 Unearned compensation                                            (2,145)            -               -         (2,145)
 Retained earnings                                             1,063,975       511,852        (511,852)     1,063,975
                                                           -------------------------------------------  -------------
          Total stockholders' equity                           1,171,922     2,541,467      (2,541,467)     1,171,922
                                                           -------------------------------------------  -------------

                                                           -------------------------------------------  -------------
          Total liabilities and stockholders' equity       $   2,123,402  $  3,035,790   $  (2,597,910) $   2,561,282
                                                           ===========================================  =============



                                                           Media General, Inc.
                                                           Condensed Consolidating Balance Sheets
                                                           As of December 26, 1999
                                                           (In thousands)

                                                           Media General    Guarantor   Non-Guarantor                Media General
                                                             Corporate    Subsidiaries  Subsidiaries   Eliminations  Consolidated
                                                           --------------------------------------------------------  ------------
ASSETS
Current Assets:
 Cash, cash equivalents and short-term investments         $     632,116   $     5,122     $      11   $      8,797  $     646,046
 Accounts receivable, net                                              -        89,820        13,014              -        102,834
 Inventories                                                           6         6,322         8,104           (150)        14,282
 Other                                                             6,958        25,600         1,014              -         33,572
                                                           --------------------------------------------------------- -------------
          Total current assets                                   639,080       126,864        22,143          8,647        796,734
                                                           --------------------------------------------------------- -------------

Investment in unconsolidated affiliates                           10,522        77,349             -              -          87,871
Investments in and advances to subsidiaries                    1,277,008       344,768        14,663     (1,636,439)             -
Other assets                                                      47,539        11,350            56              -         58,945
Property, plant and equipment, net                                 9,636       305,259        66,581              -        381,476
Excess of cost over fair value of net identifiable
 assets of acquired businesses, net                                    -       631,597             -              -        631,597
FCC licenses and other intangibles, net                                -       383,751             -              -        383,751
                                                           --------------------------------------------------------  -------------
          Total assets                                     $   1,983,785   $ 1,880,938     $ 103,443   $ (1,627,792) $   2,340,374
                                                           ========================================================  =============


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                          $       5,058   $    11,524     $   6,659   $      8,791  $      32,032
 Accrued expenses and other liabilities                           28,215        43,148         3,827              -         75,190
 Income taxes payable                                            508,821           145             -              -        508,966
 Current maturity of long-term debt                               13,000             -             -              -         13,000
                                                           --------------------------------------------------------  --------------
          Total current liabilities                              555,094        54,817        10,486          8,791        629,188
                                                           --------------------------------------------------------  --------------

Long-term debt                                                    26,000           838        20,000              -         46,838
Deferred income taxes                                            (24,649)      230,694        11,392              -        217,437
Current maturity of long-term debt                                96,438        18,301         1,270              -        116,009

Shareholders' equity
 Common stock                                                    132,341         9,558         5,000        (14,558)       132,341
 Additional paid-in capital                                        3,040     1,138,602           339     (1,138,941)         3,040
 Accumulated other comprehensive income                            7,392             -             -              -          7,392
 Unearned compensation                                            (2,973)            -             -              -         (2,973)
 Retained earnings                                             1,191,102       428,128        54,956       (483,084)     1,191,102
                                                           --------------------------------------------------------  -------------
          Total stockholders' equity                           1,330,902     1,576,288        60,295     (1,636,583)     1,330,902
                                                           --------------------------------------------------------  -------------

                                                           --------------------------------------------------------  -------------
          Total liabilities and stockholders' equity       $   1,983,785   $ 1,880,938     $ 103,443   $ (1,627,792) $   2,340,374
                                                           ========================================================  =============



                                                                Media General, Inc.
                                                                Condensed Consolidating Statements of Cash Flows
                                                                Fiscal year ended December 31, 2000
                                                                (In thousands)

                                                           Media General   Guarantor    Non-Guarantor                 Media General
                                                             Corporate   Subsidiaries    Subsidiaries  Eliminations   Consolidated
                                                           --------------------------------------------------------   ------------
Cash flows from operating activities:
     Net cash (used) provided by operating
         activities*                                          $ (432,407)     $ 33,085       $ 26,004       $   712     $ (372,606)

Cash flows from investing activities:
     Capital expenditures                                         (5,041)      (31,817)        (6,015)            -        (42,873)
     Purchase of businesses                                     (857,570)            -              -             -       (857,570)
     Proceeds from dispositions and sales                         90,511             -              -             -         90,511
     Proceeds from maturity of short-term investments            390,748             -              -             -        390,748
     Other, net                                                  (12,284)          256              -             -        (12,028)
                                                           --------------------------------------------------------   ------------
Net cash used by investing activities                           (393,636)      (31,561)        (6,015)            -       (431,212)

Cash flows from financing activities:
     Increase in debt                                          1,095,000             -              -             -      1,095,000
     Repayment of debt                                          (313,000)         (333)       (20,000)            -       (333,333)
     Stock repurchase                                           (192,692)            -              -             -       (192,692)
     Cash dividends paid                                         (15,299)            -              -             -        (15,299)
     Other, net                                                    5,248             -              -             -          5,248
                                                           --------------------------------------------------------   ------------
Net cash provided (used) by financing activities                 579,257          (333)       (20,000)            -        558,924
                                                           --------------------------------------------------------   ------------

Net (decrease) increase in cash and cash equivalents            (246,786)        1,191            (11)          712       (244,894)
     Cash and cash equivalents at beginning of year              241,368         5,122             11         8,797        255,298
                                                           --------------------------------------------------------   ------------
     Cash and cash equivalents at end of period               $   (5,418)     $  6,313       $      -       $ 9,509     $   10,404
                                                           ========================================================   ============

     * Cash is managed on a centralized basis by Media General Corporate; cash transferred from the subsidiaries are included in the caption "Net cash
       (used) provided by operating activities".



                                                          Media General, Inc.
                                                          Condensed Consolidating Statements of Cash Flows
                                                          Fiscal year ended December 26, 1999
                                                          (In thousands)

                                                          Media General     Guarantor    Non-Guarantor                Media General
                                                            Corporate     Subsidiaries   Subsidiaries  Eliminations   Consolidated
                                                          ---------------------------------------------------------   -------------
Cash flows from operating activities:
     Net cash provided (used) by operating
         activities*                                      $       75,300  $     25,331   $    30,897     $ (8,509)     $    123,019

Cash flows from investing activities:
     Capital expenditures                                         (2,968)      (26,959)      (30,902)           -           (60,829)
     Proceeds from dispositions and sales                      1,412,465             -             -            -         1,412,465
     Proceeds from Denver Newspapers, Inc. investment
         transactions                                             73,000             -             -            -            73,000
     Purchases of short-term investments, net                   (390,748)            -             -            -          (390,748)
     Other, net                                                   (6,815)        1,201            32            -            (5,582)
                                                          -------------------------------------------------------      ------------
Net cash provided (used) by investing activities               1,084,934       (25,758)      (30,870)           -         1,028,306

Cash flows from financing activities:
     Increase in debt                                            268,000             -             -            -           268,000
     Repayment of debt                                        (1,136,000)         (369)         (140)           -        (1,136,509)
     Stock repurchase                                            (22,743)            -             -            -           (22,743)
     Cash dividends paid                                         (16,062)            -             -            -           (16,062)
     Other, net                                                    3,650             -             -            -             3,650
                                                          -------------------------------------------------------     -------------
Net cash used by financing activities                           (903,155)         (369)         (140)           -          (903,664)
                                                          -------------------------------------------------------     -------------

Net increase (decrease) in cash and cash equivalents             257,079          (796)         (113)      (8,509)          247,661
Cash, cash equivalents and short-term investments:
     Cash and cash equivalents at beginning of year              (15,711)        5,918           124       17,306             7,637
                                                          -------------------------------------------------------     -------------
     Cash and cash equivalents at end of year                    241,368         5,122            11        8,797           255,298
     Short-term investments at end of year                       390,748             -             -            -           390,748
                                                          -------------------------------------------------------     -------------
Cash, cash equivalents and short-term investments
     at end of year                                       $      632,116  $      5,122   $        11     $  8,797      $    646,046
                                                          =======================================================     =============

     * Cash is managed on a centralized basis by Media General Corporate; cash transferred from the subsidiaries are included in the caption "Net cash provided (used) by operating activities".



                                                            Media General, Inc.
                                                            Condensed Consolidating Statements of Cash Flows
                                                            Fiscal year ended December 27, 1998
                                                            (In thousands)

                                                            Media General   Guarantor    Non-Guarantor                 Media General
                                                              Corporate    Subsidiaries   Subsidiaries   Eliminations  Consolidated
                                                            ---------------------------------------------------------  ------------
Cash flows from operating activities:
 Net cash provided by operating activities*                 $      74,123  $     22,502   $     25,460   $     17,306  $    139,391

Cash flows from investing activities:
 Capital expenditures                                              (1,771)      (21,644)       (26,065)             -       (49,480)
 Purchase of businesses                                          (132,680)            -              -              -      (132,680)
 Proceeds from sales of businesses                                 28,123             -              -              -        28,123
 Other, net                                                             -         2,552            372              -         2,924
                                                            ---------------------------------------------------------  ------------
Net cash used by investing activities                            (106,328)      (19,092)       (25,693)             -      (151,113)

Cash flows from financing activities:
 Increase in debt                                                 463,000             -              -              -       463,000
 Repayment of debt                                               (436,000)         (243)          (140)             -      (436,383)
 Cash dividends paid                                              (14,974)            -              -              -       (14,974)
 Other, net                                                         4,212             -              -              -         4,212
                                                            ---------------------------------------------------------  ------------
Net cash provided (used) by financing activities                   16,238          (243)          (140)             -        15,855
                                                            ---------------------------------------------------------  ------------

Net (decreased) increased in cash and cash equivalents            (15,967)        3,167           (373)        17,306         4,133
 Cash and cash equivalents at beginning of year                       256         2,751            497              -         3,504
                                                            ---------------------------------------------------------  ------------
 Cash and cash equivalents at end of year                   $     (15,711) $      5,918   $        124   $     17,306  $      7,637
                                                            =========================================================  ============

    * Cash is managed on a centralized basis by Media General Corporate; cash transferred from the subsidiaries are included in the caption "Net cash provided by operating activities".

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